                                                                     EXHIBIT 4.2

                               FIRST AMENDMENT TO

             SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT


         THIS FIRST AMENDMENT TO SECOND AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this "Amendment") is made and entered into this 9th day of August, 2002, by and among FLEET CAPITAL CORPORATION, a Rhode Island corporation (in its individual capacity, "Fleet"), successor in interest by assignment to Shawmut Capital Corporation ("Shawmut"), SOUTHWEST BANK OF TEXAS, N.A., a national banking association ("Southwest"); WHITNEY NATIONAL BANK, a national banking association ("Whitney"); (Fleet, Whitney and Southwest being referred to herein collectively as the "Lenders"), Fleet as Agent for the Lenders (the "Agent"); AQUATICA, INC. ("Aquatica"), a Louisiana corporation; CANYON OFFSHORE, INC. ("Canyon"), a Texas corporation; CAL DIVE INTERNATIONAL, INC., a Minnesota corporation ("Cal Dive") and ENERGY RESOURCE TECHNOLOGY, INC., a Delaware corporation ("ERT") (Cal Dive, ERT, Aquatica and Canyon being referred to individually and collectively as the "Borrower").

                                    RECITALS

         A. The Borrower, the Agent and the Lenders entered into that certain Second Amended and Restated Loan and Security Agreement (as amended, modified and supplemented from time to time, the "Loan Agreement"), dated as of February 22, 2002.

         B. The Borrower, the Agent and the Lenders have agreed to amend the Loan Agreement to, among other things, modify the defined terms and modify a financial covenant based upon the terms and conditions set forth in this Amendment.

         NOW THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         1.01 Capitalized terms used in this Amendment are defined in the Loan Agreement, as amended hereby, unless otherwise stated.

                                   ARTICLE II
                                   AMENDMENTS

         2.01 AMENDMENTS TO DEFINED TERMS.

                  (a) The definition of "Applicable Margin Amount" in Section
         1.1 of the Loan Agreement, is hereby amended to read as follows:

                           "Applicable Margin Amount - at any time with respect
                  to all Eurodollar or Base Rate Loans, the basis points as set forth in the table below.

                                APPLICABLE MARGIN

Cash Flow Leverage Ratio                   Eurodollar                 Base Rate
        <1.75                                  125                     -25.0
  >or = to 1.75 < 2.00                         150                       0.0
  >or = to 2.00 < 2.25                         175                      25.0
  >or = to 2.25 < 2.50                         200                      50.0
  >or = to 2.50 < 2.75                         225                      75.0
  >or = to 2.75 < 3.00                         250                     100.0
     >or = to 3.00                             275                     125.0"

                  (b) Section 1.1 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "Income From Operations - with respect to any fiscal period, means the Consolidated EBITDA of the Borrower, less (a) Unfunded Capital Expenditures, (b) accrued Taxes for such period (excluding deferred taxes, which shall be deducted from Income From Operations for the quarter in which they are due and payable), and (c) any plug and abandonment obligations, as permitted by Section 8.2(c) (viii) below, which are paid to entities not related to Borrower and which are not offset by payments from such unrelated entities for such services."

         2.02 AMENDMENT TO FINANCIAL COVENANTS. Section 8.3(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                           "(a) Cash Flow Leverage Test. The Borrower will not
                  permit its Cash Flow Leverage Ratio to be greater than 3.25 to 1.00."

                                   ARTICLE III
                              CONDITIONS PRECEDENT

         3.01 CONDITIONS TO EFFECTIVENESS. The effectiveness of this Amendment is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by the Agent:

                  (a) The Agent shall have received this Amendment, duly executed by each Borrower;



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

                  (b) The Agent shall have received a company general certificate from each Borrower certified by the Secretary or Assistant Secretary of each Borrower acknowledging (A) that such Borrower's Board of Directors has adopted, approved, consented to and ratified resolutions which authorize the execution, delivery and performance by such Borrower of this Amendment and all other documents and agreements contemplated herein, and (B) the names of the officers of such Borrower authorized to sign this Amendment and all other documents and agreements contemplated herein (including the certificates contemplated herein) together with specimen signatures of such officers,

                  (c) The representations and warranties contained herein and in the Loan Agreement and the other Loan Documents shall be true and correct as of the date hereof, as if made on the date hereof,

                  (d) No Default or Event of Default shall have occurred and be continuing, unless such Default or Event of Default has been specifically waived in writing by the Agent; and

                  (e) All corporate proceedings taken in connection with the transactions contemplated by this Amendment and all documents, instruments and other legal matters incident thereto shall be satisfactory to the Agent and its legal counsel.

                                   ARTICLE IV
                  RATIFICATIONS, REPRESENTATIONS AND WARRANTIES

         4.01 RATIFICATIONS. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Loan Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Amendment, the terms and provisions of the Loan Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. The Borrower, the Agent and the Lenders agree that the Loan Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.

         4.02 REPRESENTATIONS AND WARRANTIES. Each Borrower hereby represents and warrants to the Agent and the Lenders that (a) the execution, delivery and performance of this Amendment and any and all other Loan Documents executed or delivered in connection herewith have been authorized by all requisite corporate action on the part of such Borrower and will not violate the Articles or Certificate of Incorporation or Bylaws of such Borrower; (b) presently effective resolutions of such Borrower's Board of Directors authorize the execution, delivery and performance of this Amendment and any and all other Loan Documents executed and/or delivered in connection herewith; (c) the representations and warranties contained in the Loan Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; (d) no Default or Event of Default under the Loan Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by the Agent on behalf of the Lenders; (e) each Borrower is in full compliance with all



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

covenants and agreements contained in the Loan Agreement and the other Loan Documents, as amended hereby; and (f) each Borrower has not amended its Articles or Certificate of Incorporation or its Bylaws since the date of the Loan Agreement, except for such amendments, if any, which are attached as exhibits to the certificates referred to in Section 3.01(b) above.

                                    ARTICLE V
                            MISCELLANEOUS PROVISIONS

         5.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made in the Loan Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents in accordance with Section 7.3 of the Loan Agreement, and no investigation by the Agent or Lenders or any closing shall affect the representations and warranties or the right of the Agent or the Lenders to rely upon them.

         5.02 REFERENCE TO LOAN DOCUMENTS. Each of the Loan Agreement and the other Loan Documents, and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Loan Documents, as amended hereby, are hereby amended so that any reference in the Loan Agreement and such other Loan Documents to any other Loan Document shall mean a reference to the Loan Documents as amended hereby.

         5.03 EXPENSES OF LENDER. As provided in the Loan Agreement, the Borrower agrees to pay on demand all costs and expenses incurred by the Agent and the Lenders in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of the Agent's legal counsel, and all costs and expenses incurred by the Agent and the Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of the Agent's and the Lenders' legal counsel.

         5.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         5.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Agent.

         5.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.



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         5.07 EFFECT OF WAIVER. No consent or waiver, express or implied, by the
Agent or Lenders to or for any breach of or deviation from any covenant or condition by the Borrower shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.

         5.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         5.09 APPLICABLE LAW. THIS AMENDMENT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

         5.10 FINAL AGREEMENT. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, EACH AS AMENDED HEREBY, REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HERE, OF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWERS AND LENDER.

         5.11 RELEASE. EACH BORROWER HEREBY ACKNOWLEDGES THAT AS OF THE DATE HEREOF IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE "OBLIGATIONS" OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM LENDER. THE BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE AGENT AND THE LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY (EXCEPT FOR POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES AND LIABILITIES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE AGENT OR THE LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS), ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER MAY NOW OR HEREAFTER HAVE AGAINST THE AGENT OR THE LENDERS, THEIR PREDECESSORS, OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SUCCESSORS AND ASSIGNS), IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY "LOANS", INCLUDING, WITHOUT



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

LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AMENDMENT.

              [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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

         IN WITNESS WHEREOF, this Amendment has been executed as of August 9, 2002.

                                       CAL DIVE INTERNATIONAL, INC.


                                       By: /s/ A. WADE PURSELL
                                          --------------------------------------
                                       Name: A. Wade Pursell
                                       Title: Senior Vice President & CFO


                                       ENERGY RESOURCE TECHNOLOGY, INC.


                                       By: /s/ A. WADE PURSELL
                                          --------------------------------------
                                       Name: A. Wade Pursell
                                       Title: Senior Vice President & Treasurer


                                       AQUATICA, INC.


                                       By: /s/ A. WADE PURSELL
                                          --------------------------------------
                                       Name: A. Wade Pursell
                                       Title: Vice President & Treasurer


                                       CANYON OFFSHORE, INC.


                                       By: /s/ A. WADE PURSELL
                                          --------------------------------------
                                       Name: A. Wade Pursell
                                       Title: Vice President & Treasurer


                                       FLEET CAPITAL CORPORATION, as Agent for
                                       the Lenders


                                       By: /s/ E. JAMES BECKEMEIER
                                          --------------------------------------
                                       Name: E. James Beckemeier
                                       Title: Vice President



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

                                       FLEET CAPITAL CORPORATION


                                       By: /s/ E. JAMES BECKEMEIER
                                          --------------------------------------
                                       Name: E. James Beckemeier
                                       Title: Vice President


                                       SOUTHWEST BANK OF TEXAS, N.A.


                                       By: /s/ PAUL W. COLE
                                          --------------------------------------
                                       Name: Paul W. Cole
                                       Title: Vice President


                                       WHITNEY NATIONAL BANK


                                       By: /s/ HARRY C. STAHEL
                                          --------------------------------------
                                       Name: Harry C. Stahel
                                       Title: Senior Vice President



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